UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2015

Shutterstock, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35669	80-0812659
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Fifth Avenue, 21st Floor
New York, New York 10118
(Address of principal executive offices, including zip code)

(646) 419-4452 (Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                                           Submission of Matters to a Vote of Security Holders.

On June 11, 2015, Shutterstock, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”).  As of April 17, 2015, the record date for the Annual Meeting, there were a total of 35,849,045 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting.  At the Annual Meeting, 34,211,685 shares of the Company’s common stock were represented in person or by proxy, and therefore a quorum was present.

Proposal One — Election of Directors

At the Annual Meeting, the Company’s stockholders elected the following Class III director nominees to serve on the Company’s Board of Directors until the 2018 Annual Meeting of Stockholders or, in each case, until the director’s successor is duly elected and qualified or, if earlier, his death, resignation or removal.  The votes cast were as follows:

Director	For	Withhold	Broker Non-Votes
Steven Berns	31,772,678	191,762	2,247,245
Thomas R. Evans	31,346,582	617,858	2,247,245
Paul J. Hennessy	31,873,725	90,715	2,247,245

Proposal Two — Advisory Vote on the Compensation of the Company’s Named Executive Officers

At the Annual Meeting, the Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement. The votes cast were as follows:

For	Against	Abstain	Broker Non- Votes
31,161,851	797,828	4,762	2,247,244

Proposal Three — Advisory Vote on the Frequency of Holding an Advisory Vote on the Compensation of the Company’s Named Executive Officers

At the Annual Meeting, the Company’s stockholders recommended, on an advisory basis, an advisory vote on the compensation of the Company’s named executive officers every year.  The votes cast were as follows:

Every 1 Year	Every 2 Years	Every Three Years	Abstain	Broker Non-Votes
31,685,253	1,282	273,868	4,037	2,247,245

Proposal Four — Ratification of Appointment of Independent Registered Public Accounting Firm

At the Annual Meeting, the Company’s stockholders ratified the Audit Committee’s appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.  The votes cast were as follows:

For	Against	Abstain
34,191,941	15,322	4,422

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHUTTERSTOCK, INC.

Dated: June 15, 2015	By:	/s/ Timothy E. Bixby
Timothy E. Bixby
Chief Financial Officer

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